The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Registration Statement No. 333-173924
Filed Pursuant to Rule 424(b)(2)
Subject to Completion, dated August 1, 2011
Pricing Supplement to the Prospectus,
the Prospectus Supplement and the Product Supplement, each dated June 22, 2011

US$    ●
Senior Medium-Term Notes, Series B
Reverse Exchangeable Notes
Each Linked to a Single Reference Stock Issuer

•
This pricing supplement relates to twenty separate note offerings. Each issue of the notes is linked to one, and only one, Reference Stock. You may participate in any of the twenty offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a single note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than that of a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common equity securities of the applicable Reference Stock Issuer, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of any of the Reference Stocks.
•
Each issue of the offered notes will pay interest monthly at the fixed per annum rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Stock Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price below the applicable Trigger Price during the Monitoring Period, as described below.

•	Any payment at maturity is subject to the credit risk of Bank of Montreal.
•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the applicable Cash Delivery Amount), in each case, together with any accrued and unpaid interest, as described below.

•	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.
•	Our subsidiary, BMO Capital Markets Corp., is the agent for this offering. See “Supplemental Plan of Distribution—Conflicts of Interests” below.
(continued on the next page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0309	AMR Corporation	AMR		19.25%	75%		3	06366QSR9	100%	●% US$●	●% US$●
0310	Acme Packet, Inc.	APKT		20.25%	75%		3	06366QSS7	100%	●% US$●	●% US$●
0311	Ciena Corporation	CIEN		17.50%	80%		3	06366QST5	100%	●% US$●	●% US$●
0312	Delta Air Lines, Inc.	DAL		12.50%	80%		3	06366QSU2	100%	●% US$●	●% US$●
0313	JDS Uniphase Corporation	JDSU		17.25%	75%		3	06366QSV0	100%	●% US$●	●% US$●
0314	US Airways Group, Inc.	LCC		16.50%	75%		3	06366QSW8	100%	●% US$●	●% US$●
0315	LDK Solar Company, Ltd.	LDK		26.50%	75%		3	06366QSX6	100%	●% US$●	●% US$●
0316	MGM Resorts International	MGM		11.75%	80%		3	06366QSY4	100%	●% US$●	●% US$●
0317	Nokia Corporation	NOK		14.00%	80%		3	06366QSZ1	100%	●% US$●	●% US$●
0318	Research In Motion Limited	RIMM		16.00%	75%		3	06366QTA5	100%	●% US$●	●% US$●
0319	Riverbed Technology, Inc.	RVBD		15.00%	75%		3	06366QTB3	100%	●% US$●	●% US$●
* The actual principal amount, interest rate and Initial Stock Price for each note will be set on the pricing date.
Investing in the notes involves risks, including those described in the “Selected Risk Considerations” section beginning on page P-4 of this pricing supplement, the “Additional Risk Factors Relating to the Notes” section beginning on page PS-5 of the product supplement, and the “Risk Factors” sections beginning on page S-3 of the prospectus supplement and on page 7 of the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement, the product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.
We expect to deliver the notes through the facilities of The Depository Trust Company on or about August 18, 2011.

BMO CAPITAL MARKETS

(continued from the previous page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0320	Suntech Power Holdings Co., Ltd.	STP		19.50%	75%		3	06366QTC1	100%	●% US$●	●% US$●
0321	Walter Energy, Inc.	WLT		14.00%	80%		3	06366QTD9	100%	●% US$●	●% US$●
0322	Western Refining, Inc.	WNR		12.00%	75%		3	06366QTE7	100%	●% US$●	●% US$●
0323	Bank of America Corporation	BAC		10.50%	80%		6	06366QTF4	100%	●% US$●	●% US$●
0324	CF Industries Holdings, Inc.	CF		11.25%	80%		6	06366QTG2	100%	●% US$●	●% US$●
0325	Goodyear Tire & Rubber Company	GT		10.50%	80%		6	06366QTH0	100%	●% US$●	●% US$●
0326	Netflix Inc.	NFLX		15.00%	80%		6	06366QTJ6	100%	●% US$●	●% US$●
0327	SanDisk Corporation	SNDK		12.50%	80%		6	06366QTK3	100%	●% US$●	●% US$●
0328	United States Steel Corporation	X		11.50%	80%		6	06366QTL1	100%	●% US$●	●% US$●

Key Terms of all the Notes:

Payment at Maturity:	The payment at maturity for each of the notes is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 in principal amount of the note, unless:

(1) the applicable Final Stock Price is less than the applicable Initial Stock Price; and

(2)
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined to a price that is less than the applicable Trigger Price.  (“Closing Price Monitoring” is applicable to the notes.)

If the conditions described in both (1) and (2) are satisfied, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	On or about August 15, 2011

Settlement Date:	On or about August 18, 2011

Interest Payment Dates:
Interest on the notes will be paid in equal monthly installments on the 18th day of each month beginning on September 19, 2011, to and including the applicable maturity date (subject to postponement as described in the product supplement).

Monitoring Period:	The period from the pricing date to and including the Valuation Date.

Physical Delivery Amount:
The number of shares of the applicable Reference Stock, per $1,000 in principal amount of the notes, equal to $1,000 divided by the applicable Initial Stock Price, subject to adjustments, as described in the product supplement.  Any fractional shares will be paid in cash.

Cash Delivery Amount:
For each Reference Stock, the amount in cash equal to the product of (1) the Physical Delivery Amount and (2) the Final Stock Price of that Reference Stock, subject to adjustments, as described in the product supplement.

Initial Stock Price:
The closing price of the applicable Reference Stock on the pricing date.  The Initial Stock Price is subject to adjustments in certain circumstances. See “General Terms of the Notes — Payment at Maturity” and “— Anti-dilution Adjustments” in the product supplement for additional information about these adjustments.

Final Stock Price:	The closing price of the applicable Reference Stock on the Valuation Date.

Automatic Redemption:	Not Applicable

Key Dates of 3 Month RevEx:		Key Dates of 6 Month RevEx:
Valuation Date:	On or about November 15, 2011	Valuation Date:	On or about February 15, 2012

Maturity Date:	On or about November 18, 2011	Maturity Date:	On or about February 21, 2012

The pricing date and the settlement date are subject to change. The actual pricing date, settlement date, interest payment dates, Valuation Date and maturity date for each of the notes will be set forth in the final pricing supplement.

We may use this pricing supplement in the initial sale of notes. In addition, BMO Capital Markets Corp. or another of our affiliates may use this pricing supplement in market-making transactions in any notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Additional Terms of the Notes

This pricing supplement relates to twenty separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (and not to a basket that includes any other Reference Stock). You may participate in any of the note offerings or, at your election, in two or more of the offerings.

You should read this pricing supplement together with the product supplement, the prospectus supplement and the prospectus, each dated June 22, 2011. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Relating to the Notes” in the product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000121465911002106/f622111424b5.htm

•	Prospectus supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060741/o71090b5e424b5.htm

•	Prospectus dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060730/o71090b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971.  As used in this terms sheet, the “Company,” “we,” “us” or “our” refers to Bank of Montreal.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Additional Risk Factors Relating to the Notes” section of the product supplement dated June 22, 2011.

•
Your investment in the notes may result in a loss. — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Stock Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price to a closing price that is less than the applicable Trigger Price on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock (or, at our election, the Cash Delivery Amount).  We expect that the market value of those shares or the Cash Delivery Amount will be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

•
Your return on the notes is limited to the principal amount plus accrued interest regardless of any appreciation in the value of the applicable Reference Stock. — You will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.  This will be the case even if the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

•
Your investment is subject to the credit risk of Bank of Montreal. — Our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our ability to pay all amounts due on the notes on each interest payment date and at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

•
Potential conflicts. — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock Issuers, including extending loans to, or making equity investments in, the Reference Stock Issuers, or providing advisory services to them.  In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock Issuers, and these reports may or may not recommend that investors buy or hold shares of the Reference Stocks.  As a potential purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock Issuer that in your judgment is appropriate to make an informed investment decision.

•
The inclusion of the underwriting commission and hedging profits, if any, in the original offering price of the notes, as well as our hedging costs, is likely to adversely affect the price at which you can sell your notes. — Assuming no change in market conditions or any other relevant factors, the price, if any, at which BMO Capital Markets Corp. or any other party may be willing to purchase the notes in secondary market transactions may be lower than the initial public offering price. The initial public offering price will include, and any price quoted to you is likely to exclude, the underwriting commission paid in connection with the initial distribution. The initial public offering price may also include, and any price quoted to you would be likely to exclude, the hedging profits that we expect to earn with respect to hedging our exposure under the notes. In addition, any such price is also likely to reflect a discount to account for costs associated with establishing or unwinding any related hedge transaction, such as dealer discounts, mark-ups and other transaction costs.

•
You will have no ownership rights in the applicable Reference Stock. — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock Issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
No affiliation with the Reference Stock Issuers. — We are not affiliated with the Reference Stock Issuers.  You should make your own investigation into the Reference Stocks and the Reference Stock Issuers. We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•
Lack of liquidity. — The notes will not be listed on any securities exchange.  BMO Capital Markets Corp. may offer to purchase the notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which BMO Capital Markets Corp. is willing to buy the notes.

•
Hedging and trading in the Reference Stocks. — We or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to the Reference Stock. We or our affiliates may also trade in the Reference Stocks or instruments related to one or more of the Reference Stocks from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.

•
Many economic and market factors will influence the value of the notes. — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, and which are described in more detail in the product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock Issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock Issuer under the Exchange Act can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.  See the section “The Reference Stock Issuers” in the product supplement for additional information.

The hypothetical examples shown below are intended to help you understand the terms of the notes.  The actual amount of cash or securities that you will receive at maturity will depend upon the Final Stock Price of the applicable Reference Stock, and whether its closing price was below the applicable Trigger Price on any trading day during the applicable Monitoring Period.

AMR Corporation

AMR Corporation operates an airline that provides scheduled passenger, freight, and mail service throughout North America, the Caribbean, Latin America, Europe, and the Pacific. The company also provides connecting service throughout the United States, Canada, and the Caribbean. In addition, the company provides aviation services, call center management services, and investment advisory services. Its common stock is traded on the New York Stock Exchange under the symbol “AMR.”

Historical Information of the Common Stock of AMR Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	16.18	8.38
	Second Quarter	10.32	5.12
	Third Quarter	13.00	4.41
	Fourth Quarter	11.97	6.45

2009	First Quarter	12.29	2.54
	Second Quarter	6.22	3.37
	Third Quarter	9.03	3.98
	Fourth Quarter	8.14	5.19

2010	First Quarter	10.16	6.92
	Second Quarter	9.10	6.53
	Third Quarter	7.44	5.99
	Fourth Quarter	8.87	5.96

2011	First Quarter	8.85	6.14
	Second Quarter	6.73	5.40
	Third Quarter (through July 27, 2011)	5.52	4.16

Acme Packet, Inc.

Acme Packet, Inc. provides session border controllers for internet service providers. The company's products consist of hardware and proprietary software that allow service providers to deliver interactive communications services such as voice over internet protocol. Its common stock is traded on the Nasdaq Global Select Market under the symbol “APKT.”

Historical Information of the Common Stock of Acme Packet, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	12.17	6.86
	Second Quarter	10.01	7.76
	Third Quarter	7.82	4.15
	Fourth Quarter	5.53	3.03

2009	First Quarter	6.50	3.64
	Second Quarter	10.12	6.05
	Third Quarter	10.66	7.66
	Fourth Quarter	12.02	9.39

2010	First Quarter	19.97	10.35
	Second Quarter	29.85	19.38
	Third Quarter	40.14	26.60
	Fourth Quarter	57.98	34.49

2011	First Quarter	76.91	49.99
	Second Quarter	83.73	60.52
	Third Quarter (through July 27, 2011)	73.80	58.51

Ciena Corporation

Ciena Corporation develops and markets communications network platforms and software, and offers professional services. The company's broadband access, data and optical networking platforms, software tools, and global network services support worldwide telecom and cable/MSO services providers, and enterprise and government networks. Its common stock is traded on the Nasdaq Global Select Market under the symbol “CIEN.”

Historical Information of the Common Stock of Ciena Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	32.42	22.83
	Second Quarter	35.60	23.17
	Third Quarter	23.45	9.55
	Fourth Quarter	9.72	5.34

2009	First Quarter	9.04	5.09
	Second Quarter	12.25	8.17
	Third Quarter	16.50	8.84
	Fourth Quarter	15.05	10.67

2010	First Quarter	16.01	11.02
	Second Quarter	19.24	12.68
	Third Quarter	15.69	12.02
	Fourth Quarter	21.48	13.32

2011	First Quarter	28.81	21.71
	Second Quarter	28.24	16.73
	Third Quarter (through July 27, 2011)	18.65	15.61

Delta Air Lines, Inc.

Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally. Its common stock is traded on the New York Stock Exchange under the symbol “DAL.”

Historical Information of the Common Stock of Delta Air Lines, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	18.53	8.35
	Second Quarter	10.48	5.00
	Third Quarter	9.94	4.64
	Fourth Quarter	11.52	5.64

2009	First Quarter	12.38	3.93
	Second Quarter	8.11	5.40
	Third Quarter	9.65	5.68
	Fourth Quarter	11.81	6.95

2010	First Quarter	14.65	11.22
	Second Quarter	14.93	11.31
	Third Quarter	12.61	9.96
	Fourth Quarter	14.33	11.24

2011	First Quarter	13.00	9.79
	Second Quarter	11.51	9.00
	Third Quarter (through July 27, 2011)	9.41	7.61

JDS Uniphase Corporation

JDS Uniphase Corporation provides communications test & measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. The company also provides optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. Its common stock is traded on the Nasdaq Global Select Market under the symbol “JDSU.”

Historical Information of the Common Stock of JDS Uniphase Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	14.11	10.06
	Second Quarter	15.00	11.23
	Third Quarter	11.90	7.93
	Fourth Quarter	8.25	2.21

2009	First Quarter	5.25	2.21
	Second Quarter	6.22	3.75
	Third Quarter	7.90	4.85
	Fourth Quarter	8.51	5.52

2010	First Quarter	12.52	7.86
	Second Quarter	13.82	9.84
	Third Quarter	12.82	9.19
	Fourth Quarter	14.63	10.24

2011	First Quarter	28.16	14.78
	Second Quarter	22.06	15.51
	Third Quarter (through July 27, 2011)	17.01	13.78

US Airways Group, Inc.

US Airways Group, Inc. is an air carrier that transports passengers, property, and mail. The company provides regularly scheduled service at airports in the United States, Canada, Europe, the Caribbean, and Latin America. Its common stock is traded on the New York Stock Exchange under the symbol “LCC.”

Historical Information of the Common Stock of US Airways Group, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	15.40	7.45
	Second Quarter	9.87	2.44
	Third Quarter	9.39	1.76
	Fourth Quarter	10.86	3.63

2009	First Quarter	9.57	1.97
	Second Quarter	5.00	2.15
	Third Quarter	5.43	2.04
	Fourth Quarter	5.38	2.91

2010	First Quarter	7.95	4.77
	Second Quarter	10.74	6.33
	Third Quarter	10.91	8.08
	Fourth Quarter	12.07	9.00

2011	First Quarter	11.47	7.95
	Second Quarter	10.32	7.94
	Third Quarter (through July 27, 2011)	8.94	6.18

LDK Solar Company, Ltd.

LDK Solar Company, Ltd. manufactures multicrystalline solar wafers. The company sells multicrystalline wafers globally to manufacturers of photovoltaic products including solar cells and solar modules. Solar wafers are the principal raw material used to produce solar cells which convert sunlight into electricity. Its American Depositary Shares trade on the New York Stock Exchange under the symbol “LDK.”

Historical Information of the American Depositary Shares of LDK Solar Company, Ltd.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	49.37	20.43
	Second Quarter	47.16	27.50
	Third Quarter	51.26	30.02
	Fourth Quarter	33.12	9.95

2009	First Quarter	16.01	4.04
	Second Quarter	13.90	6.78
	Third Quarter	11.99	8.53
	Fourth Quarter	9.25	5.23

2010	First Quarter	8.21	6.01
	Second Quarter	8.43	5.00
	Third Quarter	10.45	5.20
	Fourth Quarter	13.90	9.80

2011	First Quarter	14.49	10.29
	Second Quarter	12.03	6.18
	Third Quarter (through July 27, 2011)	7.36	6.32

MGM Resorts International

MGM Resorts International operates gaming, hospitality and entertainment resorts. The company owns properties in Nevada, Mississippi and Michigan in the United States, and owns interests in properties in Nevada and Illinois in the United States, and Macau. The company also offers hospitality management services for casino and non-casino properties around the world. Its common stock is traded on the New York Stock Exchange under the symbol “MGM.”

Historical Information of the Common Stock of MGM Resorts International

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	81.60	58.39
	Second Quarter	62.13	33.89
	Third Quarter	36.52	23.14
	Fourth Quarter	26.79	8.79

2009	First Quarter	16.10	1.89
	Second Quarter	13.10	2.63
	Third Quarter	13.51	5.52
	Fourth Quarter	12.33	8.91

2010	First Quarter	12.52	9.73
	Second Quarter	16.64	9.64
	Third Quarter	11.44	9.01
	Fourth Quarter	14.92	10.78

2011	First Quarter	16.76	12.33
	Second Quarter	15.72	11.89
	Third Quarter (through July 27, 2011)	15.87	13.69

Nokia Corporation

Nokia Corporation is a player in the mobile industry. The company makes a range of mobile devices with services and software that enable people to experience music, navigation, video, television, imaging, games, business mobility and more. Nokia also provides equipment, solutions and services for communications networks.  Its American Depositary Shares trade on the New York Stock Exchange under the symbol “NOK.”

Historical Information of the American Depositary Shares of Nokia Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	38.25	29.30
	Second Quarter	34.02	24.03
	Third Quarter	28.13	17.60
	Fourth Quarter	18.50	12.35

2009	First Quarter	16.21	8.74
	Second Quarter	16.17	12.11
	Third Quarter	16.00	12.25
	Fourth Quarter	15.39	12.39

2010	First Quarter	15.54	12.61
	Second Quarter	15.65	8.02
	Third Quarter	10.27	8.36
	Fourth Quarter	11.28	9.23

2011	First Quarter	11.73	7.89
	Second Quarter	9.31	5.85
	Third Quarter (through July 27, 2011)	6.46	5.42

Research In Motion Limited

Research In Motion Limited designs, manufactures, and markets wireless solutions for the worldwide mobile communications market. The company provides platforms and solutions for access to email, phone, short message service (SMS) messaging, internet, and intranet-based applications. Its common shares trade on the Nasdaq Global Select Market under the symbol “RIMM.”

Historical Information of the Common Shares of Research In Motion Limited

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	118.15	84.10
	Second Quarter	147.55	115.47
	Third Quarter	133.75	61.73
	Fourth Quarter	66.93	36.86

2009	First Quarter	59.17	35.25
	Second Quarter	85.44	45.62
	Third Quarter	85.77	65.62
	Fourth Quarter	70.00	55.74

2010	First Quarter	75.94	61.41
	Second Quarter	73.84	49.26
	Third Quarter	57.53	42.84
	Fourth Quarter	63.33	47.30

2011	First Quarter	69.86	56.00
	Second Quarter	56.59	25.89
	Third Quarter (through July 27, 2011)	29.03	25.71

Riverbed Technology, Inc.

Riverbed Technology, Inc. manufactures and markets appliances used to connect computers in wide area networks.  Its common stock is traded on the Nasdaq Global Select Market under the symbol “RVBD.”

Historical Information of the Common Stock of Riverbed Technology, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	13.98	7.43
	Second Quarter	8.98	5.62
	Third Quarter	9.28	5.44
	Fourth Quarter	6.48	3.73

2009	First Quarter	7.25	4.51
	Second Quarter	12.14	6.88
	Third Quarter	12.74	9.21
	Fourth Quarter	12.43	9.98

2010	First Quarter	14.52	11.21
	Second Quarter	16.03	13.08
	Third Quarter	23.23	13.56
	Fourth Quarter	37.30	21.41

2011	First Quarter	44.48	32.39
	Second Quarter	39.59	30.92
	Third Quarter (through July 27, 2011)	41.42	29.31

Suntech Power Holdings Co., Ltd.

Suntech Power Holdings Co., Ltd. is a China based company that produces solar cells.  The company manufactures and markets a variety of photovoltaic cells and modules. Its American Depositary Shares trade on the New York Stock Exchange under the symbol “STP.”

Historical Information of the American Depositary Shares of Suntech Power Holdings Co., Ltd.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	88.22	29.40
	Second Quarter	49.18	36.53
	Third Quarter	47.81	32.19
	Fourth Quarter	36.43	5.39

2009	First Quarter	13.55	5.21
	Second Quarter	19.50	12.23
	Third Quarter	20.58	13.28
	Fourth Quarter	17.90	12.21

2010	First Quarter	18.40	12.60
	Second Quarter	15.35	8.67
	Third Quarter	11.37	7.70
	Fourth Quarter	10.14	7.12

2011	First Quarter	10.71	8.04
	Second Quarter	9.62	7.16
	Third Quarter (through July 27, 2011)	7.98	7.12

Walter Energy, Inc.

Walter Energy, Inc. mines coal. The company produces metallurgical and steam and industrial coal,; manufactures blast furnace, foundry, industrial and buckwheat coke; and produces light oil, coal tar, and ammonium sulfate. The company also degasifies coalbeds and sells the gas to a utility. Its common stock is traded on the New York Stock Exchange under the symbol “WLT.”

Historical Information of the Common Stock of Walter Energy, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	62.90	32.74
	Second Quarter	108.77	64.58
	Third Quarter	109.77	42.09
	Fourth Quarter	45.31	12.20

2009	First Quarter	25.73	15.62
	Second Quarter	37.69	22.14
	Third Quarter	67.21	35.58
	Fourth Quarter	79.14	54.66

2010	First Quarter	92.33	64.55
	Second Quarter	98.48	60.85
	Third Quarter	83.05	59.23
	Fourth Quarter	129.84	79.41

2011	First Quarter	138.58	114.12
	Second Quarter	141.17	105.59
	Third Quarter (through July 27, 2011)	131.71	109.63

Western Refining, Inc.

Western Refining, Inc., through a subsidiary, refines crude oil and markets petroleum products. The subsidiary primarily produces gasoline, diesel, and jet fuel. The products are marketed in Arizona, New Mexico and Texas in the United States, and Juarez, Mexico. Its common stock is traded on the New York Stock Exchange under the symbol “WNR.”

Historical Information of the Common Stock of Western Refining, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	24.83	13.07
	Second Quarter	15.77	7.96
	Third Quarter	12.83	6.57
	Fourth Quarter	10.05	4.73

2009	First Quarter	13.78	8.15
	Second Quarter	15.43	6.75
	Third Quarter	7.80	5.57
	Fourth Quarter	6.94	4.49

2010	First Quarter	5.73	4.17
	Second Quarter	5.82	4.45
	Third Quarter	5.40	4.11
	Fourth Quarter	10.62	5.16

2011	First Quarter	18.03	10.23
	Second Quarter	19.08	14.82
	Third Quarter (through July 27, 2011)	21.44	18.57

Bank of America Corporation

Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services. The company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary. Its common stock is traded on the New York Stock Exchange under the symbol “BAC.”

Historical Information of the Common Stock of Bank of America Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	45.03	35.31
	Second Quarter	40.86	23.87
	Third Quarter	37.48	18.52
	Fourth Quarter	38.13	11.25

2009	First Quarter	14.33	3.14
	Second Quarter	14.17	7.05
	Third Quarter	17.98	11.84
	Fourth Quarter	18.59	14.58

2010	First Quarter	18.04	14.45
	Second Quarter	19.48	14.37
	Third Quarter	15.67	12.32
	Fourth Quarter	13.56	10.95

2011	First Quarter	15.25	13.33
	Second Quarter	13.72	10.50
	Third Quarter (through July 27, 2011)	11.09	9.57

CF Industries Holdings, Inc.

CF Industries Holdings, Inc. manufactures and distributes nitrogen and phosphate fertilizer products in globally. The company's principal products in the nitrogen segment are ammonia, urea, urea ammonium nitrate solution, ammonium nitrate, diesel exhaust fluid and aqua ammonia. The principal products in the phosphate segment are diammonium phosphate and monoammonium phosphate. Its common stock is traded on the New York Stock Exchange under the symbol “CF.”

Historical Information of the Common Stock of CF Industries Holdings, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	130.99	90.25
	Second Quarter	169.62	105.89
	Third Quarter	166.61	83.93
	Fourth Quarter	88.64	39.38

2009	First Quarter	74.00	44.25
	Second Quarter	83.06	66.20
	Third Quarter	90.19	69.62
	Fourth Quarter	94.95	78.48

2010	First Quarter	108.23	90.03
	Second Quarter	92.90	58.56
	Third Quarter	101.69	65.49
	Fourth Quarter	136.67	94.11

2011	First Quarter	152.02	122.56
	Second Quarter	155.19	129.25
	Third Quarter (through July 27, 2011)	161.19	139.52

Goodyear Tire & Rubber Company

The Goodyear Tire & Rubber Company develops, manufactures, distributes, and sells tires for most applications. The company also manufactures and markets several lines of rubber and rubber-related chemicals and provides automotive repair services.The company also retreads truck, aircraft, and heavy equipment tires. The company provides its products and services worldwide. Its common stock is traded on the New York Stock Exchange under the symbol “GT.”

Historical Information of the Common Stock of Goodyear Tire & Rubber Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	29.31	23.49
	Second Quarter	29.22	17.83
	Third Quarter	22.42	14.86
	Fourth Quarter	15.05	4.18

2009	First Quarter	7.95	3.51
	Second Quarter	13.51	6.49
	Third Quarter	18.32	10.55
	Fourth Quarter	17.81	12.54

2010	First Quarter	15.94	12.50
	Second Quarter	14.65	9.94
	Third Quarter	12.37	9.24
	Fourth Quarter	12.11	9.56

2011	First Quarter	15.45	11.58
	Second Quarter	18.72	14.61
	Third Quarter (through July 27, 2011)	17.89	16.78

Netflix Inc.

Netflix Inc. is an online movie rental service. The company ships DVDs with no due dates or late fees, directly to the subscriber's address. Netflix also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations. Its common stock is traded on the Nasdaq Global Select Market under the symbol “NFLX.”

Historical Information of the Common Stock of Netflix Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	38.17	21.77
	Second Quarter	40.70	26.07
	Third Quarter	32.97	26.73
	Fourth Quarter	30.04	17.94

2009	First Quarter	43.42	29.54
	Second Quarter	49.61	37.08
	Third Quarter	47.73	38.70
	Fourth Quarter	61.13	44.62

2010	First Quarter	75.06	49.13
	Second Quarter	126.81	75.00
	Third Quarter	170.63	98.02
	Fourth Quarter	205.90	149.33

2011	First Quarter	247.55	177.99
	Second Quarter	273.70	228.16
	Third Quarter (through July 27, 2011)	298.73	266.91

SanDisk Corporation

SanDisk Corporation supplies flash data storage products. The company designs, manufactures, and markets industry-standard, solid-state data, digital imaging, and audio storage products using its patented, high-density flash memory and controller technology. Its common stock is traded on the Nasdaq Global Select Market under the symbol “SNDK.”

Historical Information of the Common Stock of SanDisk Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	33.17	20.55
	Second Quarter	33.10	18.70
	Third Quarter	22.52	13.35
	Fourth Quarter	20.65	5.32

2009	First Quarter	13.37	7.65
	Second Quarter	16.44	12.21
	Third Quarter	22.93	13.33
	Fourth Quarter	30.13	19.66

2010	First Quarter	35.18	25.42
	Second Quarter	49.70	34.71
	Third Quarter	46.37	33.13
	Fourth Quarter	51.64	36.28

2011	First Quarter	53.24	42.09
	Second Quarter	50.57	38.94
	Third Quarter (through July 27, 2011)	45.57	40.50

United States Steel Corporation

United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock is traded on the New York Stock Exchange under the symbol “X.”

Historical Information of the Common Stock of United States Steel Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through July 27, 2011.

		High ($)	Low ($)

2008	First Quarter	126.87	95.82
	Second Quarter	191.96	132.65
	Third Quarter	175.35	72.33
	Fourth Quarter	70.95	20.97

2009	First Quarter	40.14	16.88
	Second Quarter	41.83	22.62
	Third Quarter	50.24	30.50
	Fourth Quarter	56.86	34.48

2010	First Quarter	65.44	44.07
	Second Quarter	69.71	38.55
	Third Quarter	49.59	37.66
	Fourth Quarter	59.02	40.25

2011	First Quarter	63.64	52.33
	Second Quarter	54.64	41.07
	Third Quarter (through July 27, 2011)	46.91	39.81

Examples of the Hypothetical Payment at Maturity for a $1,000 Investment in a Note.

The following table illustrates the hypothetical payments at maturity on a $1,000 investment in a note, based on a hypothetical Initial Stock Price of $100.00, a hypothetical Trigger Price of $75.00 (75.00% of the hypothetical Initial Stock Price), and a range of hypothetical Final Stock Prices and assuming that the closing price of the Reference Stock declines in the manner set forth in the column below, “Hypothetical Lowest Closing Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.

Hypothetical Lowest Closing Price during the Monitoring Period	Hypothetical Lowest Closing Price during the Monitoring Period Expressed as a Percentage of the Initial Stock Price	Hypothetical Final Stock Price	Hypothetical Final Stock Price Expressed as a Percentage of the Initial Stock Price	Payment at Maturity	Total Value of Payment Received at Maturity*
$60.00	60%	$110.00	110%	$1,000.00	$1,000.00
$60.00	60%	$90.00	90%	10 shares of the Reference Stock or the Cash Delivery Amount	$900.00
$100.00	100%	$100.00	100%	$1,000.00	$1,000.00
$75.00	75%	$60.00	60%	10 shares of the Reference Stock or the Cash Delivery Amount	$600.00
$80.00	80%	$80.00	80%	$1,000.00	$1,000.00
$50.00	50%	$50.00	50%	10 shares of the Reference Stock or the Cash Delivery Amount	$500.00
$25.00	25%	$25.00	25%	10 shares of the Reference Stock or the Cash Delivery Amount	$250.00
$0.00	0%	$0.00	0%	10 shares of the Reference Stock or the Cash Delivery Amount	$0.00

*
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Delivery Amount) or the principal amount of your notes in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $60.00 but the Final Stock Price is $110.00. Because the Final Stock Price of $110.00 is greater than the Initial Stock Price of $100.00, you will receive a payment at maturity of $1,000 per $1,000 in principal amount of the notes, even though the Reference Stock closed at a price less than the Trigger Price during the Monitoring Period.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $60.00, which is less than the Trigger Price, and the Final Stock Price is $90.00, which is less than the Initial Stock Price. Because the Final Stock Price of $90.00 is less than the Initial Stock Price of $100.00 and the closing price of the Reference Stock declined to a closing price that is less than the Trigger Price of $75.00 on at least one trading day during the Monitoring Period, you will receive at maturity the Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Because the Final Stock Price of the Reference Stock is $90.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $900.00 per $1,000 in principal amount of the notes.

Example 3: The closing price of the Reference Stock does not decline to a closing price that is less than the Trigger Price on any trading day during the Monitoring Period prior to the Valuation Date.  However, the closing price of the Reference Stock on the Valuation Date is $60.00, which is less than the Trigger Price.  Because the Final Stock Price of $60.00 is less than the Initial Stock Price of $100.00 and the Final Stock Price has declined to a closing price that is less than the Trigger Price of $75.00, you will receive the Physical Delivery Amount (or, at our election, the Cash Delivery Amount) at maturity. Because the Final Stock Price of the Reference Stock is $60.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $600.00 per $1,000 in principal amount of the notes.

Example 4: The Final Stock Price of $80.00 is less than the Initial Stock Price of $100.00 and the closing price of the Reference Stock does not decline to a closing price that is less than the Trigger Price on any day during the Monitoring Period.  Because the closing price of the Reference Stock has not declined to a closing price that is less than the Trigger Price of $75.00, you will receive a payment at maturity of $1,000 per $1,000 in principal amount of the notes, even though the Final Stock Price of $80.00 is less than the Initial Stock Price of $100.00.

Certain U.S. Federal Tax Information

The following table sets forth the amount of stated interest on the Notes and the portion that will be treated as an interest payment and as payment for the Put Option for U.S. federal income tax purposes.

RevEx Number	Reference Stock Issuer	Interest Rate per Annum	Treated as an Interest Payment	Treated as Payment for the Put Option
0309	AMR Corporation	19.25%	[ ]%	[ ]%
0310	Acme Packet, Inc.	20.25%	[ ]%	[ ]%
0311	Ciena Corporation	17.50%	[ ]%	[ ]%
0312	Delta Air Lines, Inc.	12.50%	[ ]%	[ ]%
0313	JDS Uniphase Corporation	17.25%	[ ]%	[ ]%
0314	US Airways Group, Inc.	16.50%	[ ]%	[ ]%
0315	LDK Solar Company, Ltd.	26.50%	[ ]%	[ ]%
0316	MGM Resorts International	11.75%	[ ]%	[ ]%
0317	Nokia Corporation	14.00%	[ ]%	[ ]%
0318	Research In Motion Limited	16.00%	[ ]%	[ ]%
0319	Riverbed Technology, Inc.	15.00%	[ ]%	[ ]%
0320	Suntech Power Holdings Co., Ltd.	19.50%	[ ]%	[ ]%
0321	Walter Energy, Inc.	14.00%	[ ]%	[ ]%
0322	Western Refining, Inc.	12.00%	[ ]%	[ ]%
0323	Bank of America Corporation	10.50%	[ ]%	[ ]%
0324	CF Industries Holdings, Inc.	11.25%	[ ]%	[ ]%
0325	Goodyear Tire & Rubber Company	10.50%	[ ]%	[ ]%
0326	Netflix Inc.	15.00%	[ ]%	[ ]%
0327	SanDisk Corporation	12.50%	[ ]%	[ ]%
0328	United States Steel Corporation	11.50%	[ ]%	[ ]%

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product supplement dated June 22, 2011 under “Supplemental U.S. Federal Income Tax Considerations,” which applies to the notes.

Supplemental Plan of Distribution (Conflicts of Interest)

BMO Capital Markets Corp. will purchase the notes from us at a purchase price reflecting the commission set forth on the cover page of this pricing supplement.  BMO Capital Markets Corp. has informed us that, as part of its distribution of the notes, it will reoffer the notes to other dealers who will sell them.  Each such dealer, or further engaged by a dealer to whom BMO Capital Markets Corp. reoffers the notes, will purchase the notes at an agreed discount to the initial offering price.

We own, directly or indirectly, all of the outstanding equity securities of BMO Capital Markets Corp., the agent for this offering. In accordance with FINRA Rule 5121, BMO Capital Markets Corp. may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

We reserve the right to withdraw, cancel or modify the offering of any of the notes and to reject orders in whole or in part.  You may cancel any order for the notes prior to its acceptance.

You should not construe the offering of any of the notes as a recommendation of the merits of acquiring an investment linked to the applicable Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.